Exhibit 10.3

EQUITY AGREEMENT

This EQUITY AGREEMENT (the “Agreement”) is made, executed and entered into this 22nd day of AUGUST, 2001 by and between VARITEK INDUSTRIES, INC. (Varitek) and BACO International with reference to the following facts:

Recitals

A. BACO International has extended a loan to Varitek in the amount of $888,831.75

B. The loan related to the following: BACO International provided to Varitek: Monies for the operational support of the company.

C. Varitek and BACO International have agreed that it is in their mutual and respective best interests to enter into a EQUITY arrangement wherein neither party shall file an action, lawsuit or claim against the other party related to the Loan as set forth in this Agreement.

D. NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, and subject to the terms and conditions contained herein, the parties covenant and agree as follows:

Agreement

1.	The Recitals set forth above are an integral part of this Agreement. Any dispute shall be interpreted using said Recitals.

2.	BACO International agrees forbear from (a) filing any action, lawsuit or claim related to, concerning or arising from the Loan; (b) requesting any writ of attachment or any other pre-judgment procedure related to, concerning or arising from the Loan; and/or (c) recording any lien on property of Varitek as long as:

See Exhibit A

1. Varitek agrees forbear from (i) filing any action; bankruptcy, lawsuit or claim related to, concerning or arising from the Loan; or (ii) disposing of substantially all of its assets in Texas, as long as:

(a)	This Agreement is in place and thirty (30) days after termination thereof; and

(b)	Upon approval of both parties shall remain in effect for the duration of the payment schedule.

2. The running of any applicable statute(s) of limitations related to or concerning the Loan, which have not already expired as of no date of this Agreement, shall conclusively be deemed to have been tolled from the date of this Agreement until this Agreement terminates as provided in Section 2(b) above.

3. Varitek agrees to notify BACO International in writing within ten (10) days of receipt or Varitek’s actual knowledge thereof of any lawsuit filed against Varitek in the State of Texas.

4. The acceptance of any partial payment under the Loan by BACO International does not serve to waive, modify, or alter any rights of BACO International under this Agreement, or the Loan, nor do these actions cure any alleged existing default or serve as a basis to stop BACO International from taking any action allowed under the terms of this Agreement, the Loan or applicable law, except that any such payment shall be credited to a EQUITY Agreement then owed by Varitek to BACO International.

5. Borrowers hereby expressly agree that if all of the terms and conditions set forth in Section 2, above, are not met within the time periods set forth therein, then: (a) this Agreement shall immediately become null and void; (b) Varitek shall be in default under the Loan; and (c) BACO International shall have the immediate, absolute, and uncontested right to enforce any and all rights it may have under this Agreement, the Loan, or applicable law, including, without limitation, the right to file a summary judgment and or request any relief a civil court may grant.

6. In consideration of mutual agreement to enter into this Agreement, the parties hereby additionally agree as follows:

6.1	Varitek represent and warrant that it has not heretofore assigned, or transferred, or purported to assign or to transfer, to any person or entity any rights in the Loan.

6.2	BACO International represent and warrant that it has not heretofore assigned, or transferred, or purported to assign or to transfer, to any person or entity any rights in the Loan.

6.3	It is understood and agreed that this Section 8 shall not be deemed or construed as an admission by Varitek of any liability of any nature whatsoever arising from or related to the Loan or BACO International’s dealing with Varitek.

6.4	It is understood and agreed that this Section 8 shall not be deemed or construed as an admission by BACO International of any liability of any nature whatsoever arising from or related to the Loan or Varitek’s dealing with BACO International.

7. The parties also agree as follows:

7.1	The parties agree to execute all documents and instruments and to take all other actions as may specifically be provided for herein or as may be required in order to consummate the purposes of this Agreement. Each party hereto shall diligently and in good faith pursue the satisfaction of all conditions and contingencies to be satisfied by it in this Agreement.

7.2	Except as specifically set forth herein, no third party shall be benefited to any of the provisions of this Agreement, nor shall any such third party have the right to rely in any manner upon any of the terms hereof, and none of the covenants, representations, warranties, or agreements herein contained shall run in favor of any third party not specifically referenced herein.

7.3	Nothing in this Agreement shall constitute a waiver by a party of rights or remedies with respect to any claim, defense, default or breach it believes exists under the Agreement or the Loan. Neither party has an obligation, and has made no commitment, to modify or extend any term of the Loan or to waive any claim, defense, default or breach, or to forbear from exercising its remedies under this Agreement or the Loan, except as expressly set forth in this Agreement.

7.4	Time is of the essence for the performance of all obligations and the satisfaction of all conditions of this Agreement. The parties intend that all time periods specified in this Agreement shall be strictly applied, without any extension (whether or not material) unless specifically agreed to in writing by all parties.

7.5	This Agreement, and the other documents executed concurrently herewith, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated herein and supersede all prior negotiations. All Exhibits attached hereto and referenced herein are hereby incorporated into this Agreement.

7.6	This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. However, this Agreement shall not be binding on any party until all parties have executed it.

7.7	This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Texas. in any action brought under or arising out of this Agreement, the parties’ consent to the jurisdiction of any competent Court within the State of Texas, consent to service of process by any means authorized by Texas law, and agree that venue shall be proper in Harris County, Texas.

7.8	Except as expressly modified by this Agreement and the documents contemplated thereby, no other changes to the Loan are being made and all provisions of the Loan shall remain unchanged and in full force and effect. Any modifications or amendments to this Agreement must be approved by written agreement of the parties.

7.9	The relationship between Varitek and BACO International is that of a two separate and independent contracting parties and not as partners or as joint ventures. Neither owes any fiduciary duty to the other.

7.10	The terms of this Agreement shall be binding upon and inure to the benefit of the heirs, successors, and assigns of the parties to this Agreement.

7.11	The parties acknowledge that each party and its counsel have reviewed this Agreement and the documents executed in connection herewith. The parties agree that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any documents executed in connection herewith. No party is relying on the statements of the other party or its counsel in entering in this Agreement.

7.12	If any provision of this Agreement be determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable, that portion shall be deemed severed there from and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof.

IN WITNESS WHEREOF, this Agreement has been executed in Harris County, Texas as of the date first above set forth.

VARITEK

Varitek Industries, Inc.

By:	/s/ RANDY BAYNE
its Chairman / CEO

BACO INTERNATIONAL

By:	/s/ HARRY L. BAYNE
its President

Exhibit B

1.	The parties agree the owing amount to the BACO International, which is covered under the EQUITY agreement, is: ($888,831.75).

2.	The parties will enter into a Stipulation which contains the follows terms and provisions:

1.	Varitek shall pay to BACO International 3,555,327 shares of the company common stock as payment in full for the outstanding loan amount owed of $888,831.75. For the purpose of this EQUITY AGREEMENT, the term Principal shall mean the a EQUITY Agreement agreed to by the parties which is currently outstanding under that certain document entitled BACO International Agreement.

2.	Varitek shall register 1.2 million shares with the next registration filing filed with the SEC. It is understood that these shares may be subject to lock up agreements and other selling conditions based on the market condition of the company.

3.	The remaining 2,355,327 shall be registered in allocations of 10% per quarter beginning in January 2003 through 2nd quarter 2005.

3.	Each of the undersigned represents and warrants that it has the authority to enter into this EQUITY AGREEMENT on behalf of the entity for whom they are signing.

4.	Time is of the essence. This EQUITY AGREEMENT shall be interpreted as if executed by the parties hereto. This EQUITY AGREEMENT is for the benefit of the named and signing parties and not for any third parties or other creditors.

5.	Each party hereto has been represented by its own legal counsel and has not relied on the statements of the other party or their counsel in entering into this EQUITY AGREEMENT.